UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

WEST MARINE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following letter was sent to employees of West Marine, Inc. on June 29, 2017]

Dear West Marine Associates:

We have some exciting news to share. This morning, our Board of Directors announced an agreement to sell the company to an affiliate of Monomoy Capital Partners in a transaction that will make West Marine a private company. This is an historic moment for our company and positions us to serve our customers in even bigger and better ways and to continue to provide a rewarding workplace for our associates.

This acquisition has been enthusiastically endorsed by our Board and has the full backing of our founder, Randy Repass.

In case you are not familiar with Monomoy Capital Partners, they are a private investment firm with over $1.5 billion in committed capital that has acquired over 45 middle market businesses across the industrial and consumer products landscape. They specialize in mergers, acquisitions and operational improvement in a broad range of businesses with the goal of encouraging profitable growth in partnership with management and employees. Since 2005, Monomoy has provided dozens of businesses with strategic capital, operational expertise and the ability to achieve sustainable success by helping companies become better at what they do. Monomoy has successfully owned and grown several consumer products businesses with enthusiast customer bases in the automotive aftermarket, consumer electronics and houseware sectors. West Marine will be their first retailer in the marine/outdoor sector, as they broaden their experience into the exciting water recreation space.

West Marine will continue to operate as a standalone company in the Monomoy portfolio. We expect this transaction to be finalized in the third quarter of this year, subject to approval by our stockholders and satisfaction of other customary closing conditions, including regulatory approvals.

There are several reasons this acquisition makes sense for our company, our associates, our customers and our stockholders. In addition to providing our stockholders with a significant premium to the current share price:

1.	Going private eliminates the short-term focus of being a public company, reducing regulatory and reporting requirements and allowing us to concentrate on the long-term success of the company;
2.	Going private also removes significant costs of being a public company; and
3.	As a private company, we will not need to seek additional capital from the public market as we grow.

As you digest today’s announcement, there are a few things we want you to keep in mind – in fact, in the forefront of your thinking:

First, Monomoy values our associates. They have acquired us because of the great company you all have built. Second, our mission is intact. Today, and in the future, we will continue to provide our customers everything they need to recreate on and around the water. Third, our relationship with the boating and water recreation industry remains strong, allowing us to continue to lead the industry as the premier waterlife outfitter.

Over the long-term, we believe this transaction will accelerate our ability to seize on industry growth opportunities and deliver continued innovation and consistent, reliable operational performance. We also believe this will make West Marine even better positioned to navigate an evolving boating industry, ensuring continuity, continued innovation, the long-term stability of the business and a rewarding workplace for associates.

You will no doubt have many questions in the coming days. The first and most logical question is – “What does all of this mean for me?” We just hosted an all-hands meeting and conference call to discuss the transaction. Our senior staff members are all available to help answer your questions and provide as much information as they can today and in the days ahead. This week is the busiest time of the year for us. Remember to take care of the customer, and most of all, take care of each other.

We look forward to your continued support and focus on our business as we close this transaction and usher in a new era for West Marine. Thank you as always for your dedication and your passion for our business.

/s/ Matt Hyde	/s/ Barbara Rambo

Matt Hyde, CEO	Barbara Rambo, Board Chair

Important Information For Investors and Stockholders

This communication is being made in respect of the proposed merger transaction involving Monomoy and West Marine. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed merger will be submitted to the stockholders of West Marine for their consideration. In connection therewith, West Marine intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be provided to the stockholders of West Marine. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Monomoy and West Marine, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov. Copies of the documents filed with the SEC by West Marine will be available free of charge on West Marine’s website at www.westmarine.com under the heading “Investor Relations.” Stockholders of West Marine may also obtain a free copy of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement by contacting our Secretary at 500 Westridge Drive, Watsonville, California 95076, Phone: 831-728-2700.

West Marine and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of West Marine’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of West Marine is set forth in West Marine’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017, and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 21, 2017 and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of West Marine and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.